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                                     [Logo]

                                Pi Graphix, Inc.

                  WEBSITE DESIGN, BUILD AND MAINTAIN AGREEMENT

                  Schedule of Design, Format and Specification

     This Agreement, including, without limitation, the attached Terms and Conditions (collectively, Agreement) is made and entered into by and between Pi Graphix, Inc., ("Pi Graphix"), with an address at 517 Boccaccio Ave., Venice, California, 90291 and the client identified below ("Merchant").

Client: Leavans Awards Co., Inc.       Address: 41 Summer Street /P.O. Box 1210
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City: Attleboro                         State: MA              Zip: 02703
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Contact: Jim Fleet/Dan McLaughlin      Phone: 508-222-2930   Fax: 508-222-2883
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Pi Graphix to provide the following:

1. Pi Graphix will create digital content to serve as Merchant's library and display gallery, for the Ambassador Recognition program.

2. Content from the library will be deployed to display 12 levels of the Merchant's Ambassador program at www.leavensawards.com

3.   Content for the Library will consist of

     - 360 degree rotation of products. Each rotation consists of 28 to 32 digital images. Resolution and detail to be digitally enhanced to provide optimum clarity. Blue screen technique allows for insertion of custom background. Complete file includes driver for non plugin viewing on Java based browser (Explorer or Netscape 3.0 or newer)

     - Partial rotation of products. Each partial rotation consists of 10 to 32 digital images. Resolution and detail to be digitally enhanced to provide optimum clarity. Blue screen technique allows for insertion of custom background. Complete file includes driver for non plugin viewing on Java based browser (Explorer or Netscape
          3.0 or newer)

     - Still product shots. Each product display consists of 1 digital image. Resolution and detail to be digitally enhanced to provide optimum clarity. Blue screen technique allows for insertion of custom background.

     -    Audio clips. Pi Graphix offers non plug-in audio files (maximum length
          - 30 seconds per file, $120 to $150 per file). Client provides the recording; Pi converts and deploys the audio.

                                Corporate Office
                 517 Boccaccio Ave. - Venice - California 90291
310 301-6733 - fax 310 301-6730 - e-mail sales@pigraphix.com - www.pigraphix.com
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4.   Pi shall create the content and site in accordance with the design meeting dated to be determined and attended by ______________________.

5. Pi Graphix shall implement parallel navigation for main, sub and asset pages, if applicable.

6. Pi Graphix to provide Merchant with detailed pricing proposals for Internet or Intranet access to Programs for Merchants clients. Merchant to provide written work orders to Pi Graphix for all such sub-contracts.

7. Merchant to deliver and pick up all materials, subjects and products to be displayed at the Site.


Merchant to provide:

1. Text for all merchandise with complete description suitable for catalog copy. Include vendor part numbers, product weight, price, etc. Specify 1 contact person for all decisions and approvals.

2. Authorize a minimum of 5 sub-contracts with five different clients (ambassador and/or custom) with in 6 months of completion of this project.

Contract Price - Pi Graphix agrees to deliver the above listed products and services for $34,000.00. $5,000.00 deposit on signing, balance upon receipt of monthly invoice. If Merchant executes contract prior to Sept. 23, 1998 Pi Graphix will deduct 10% from the contract amount. Merchant to provide written work orders to Pi Graphix for all sub-contract work. Pi Graphix shall invoice Merchant monthly

CLIENT HAS READ AND AGREES TO ALL OF THE ATTACHED TERMS AND CONDITIONS. THIS AGREEMENT SHALL BE EFFECTIVE WHEN EXECUTED BY AUTHORIZED REPRESENTATIVES OF MERCHANT AND PI GRAPHIX

PI GRAPHIX INC.                            MERCHANT


By: LAWRENCE WEISDORN                      By: JAMES E. FLEET
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    (Signature)                                (Signature)


    Lawrence Weisdorn                          James E. Fleet
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    (Name)                                     (Name)


    Sept. 22/98                                September 24, 1998
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    (Date)                                     (Date)


                                Corporate Office
                 517 Boccaccio Ave. - Venice - California 90291
310 301-6733 - fax 310 301-6730 - e-mail sales@pigraphix.com - www.pigraphix.com
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                  WEBSITE DESIGN, BUILD AND MAINTAIN AGREEMENT

     THIS AGREEMENT, together with the schedule of design, format and specifications (the "Schedule of design"), (collectively "Agreement") is entered into this 1st day of October, 1998, between PI GRAPHIX, INC., ("Pi Graphix") and Leavens Awards Co., Inc. ("Merchant").

     WHEREAS, Pi Graphix has developed a format for web sites on the World Wide Web ("WWW") portion of the Internet to serve as an Online Store/Electronic Catalogue for retailers and wholesalers of products (the "Site"). Pi Graphix wishes to provide Merchant with access to its own Site for the purpose of displaying its products and other related services on the Internet and/or Intranets.

     Pi Graphix is the owner and developer of certain software and interactive technology, which when utilized and displayed on the Site, will permit users to shop and select Merchant's products;

     Merchant is in the business of displaying, selling products and/or services and desires Pi Graphix to build a site for the Merchant.

     THEREFORE, in consideration of the mutual covenants set forth herein, Pi Graphix, and Merchant hereby agree as follows:

TERM - This Agreement shall have an effective date commencing on the date of signature hereof. During the term and upon the payment of the costs and fees in accordance with the Schedule of design, Merchant shall have an exclusive, non-transferable license to advertise, market and administrate recognition programs and products in utilizing the services offered by Pi Graphix subject to the provisions hereunder. The initial term of this Agreement shall run through and including thirty-six (36) months from the date of the initial Participation Agreement (the "Initial Term"). Thereafter, this Agreement and the Services provided hereunder shall be automatically renewed for a period of twelve (12) months (individually, a Renewal Period) without further notice unless the Agreement is terminated as set forth herein. In the event the Merchant enters into a subsequent agreement with Pi Graphix to renovate and/or restock the Merchant Listing, this agreement is deemed to be willingly terminated by both parties on the date such subsequent agreement comes into effect.

NO FULFILLMENT OBLIGATIONS - Except as otherwise provided for and agreed to herein, Pi Graphix shall have no responsibility or obligation with respect to the fulfillment of goods or services ordered from the Site, and all fulfillment-related tasks shall be performed by Merchant.

MERCHANT LISTING DESIGN - Merchant must define all merchandise with complete descriptions suitable for catalogue copy. Merchant shall include vendor part numbers, product weight, price, etc. A sample of each product shall be supplied to Pi Graphix prior to start of merchant sample Listing. Pi Graphix will transmit to Merchant for Merchant's approval a sample Merchant Listing ("Sample Listing"). Upon Merchant's written approval of the Sample Listing, Pi Graphix shall complete the corresponding Merchant Listing and database and prepare for installation of same on the Site. Time is of the essence with regard to the foregoing. To meet production deadlines, Pi Graphix shall accommodate only 1 set of minor merchant generated revisions. Merchant agrees to pay to Pi Graphix for storefront creation and product animation charge as per the contract price.

OPERATION OF BUSINESS - At all times on and after the commencement date of this Agreement together with the opening of Merchant's premises on the Site, Merchant shall conduct its business with a business-like standard and in reputable manner, with an adequate staff and full stock of merchandise.

LIMITED WARRANTY - Pi Graphix warrants that its services will be rendered in a competent, professional manner. Pi Graphix does not warrant and specifically disclaims any representation that the Site, the Services, or the Merchant Listing will meet Merchant's specific requirements or that Merchant's use will be continuously uninterrupted or error-free. Pi Graphix shall not be responsible in any way for the contents of any Merchant Listing. Merchant is entirely responsible for such contents and any and all obligations with respect to Merchant's customers or potential customers. Merchant agrees that it shall include any and all proprietary notices of third parties in materials supplied to Pi Graphix for a Merchant Listing. Except as expressly set forth in this paragraph, Pi Graphix disclaims all other express and implied warranties, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose. Pi Graphix's limited warranty set forth herein is in lieu of any and all liabilities or obligations of Pi Graphix for damages arising out of, or in connection with, the Site, the Services and the Merchant Listing.

                                Corporate Office
                 517 Boccaccio Ave. - Venice - California 90291
310 301-6733 - fax 310 301-6730 - e-mail sales@pigraphix.com - www.pigraphix.com

LIMITATION OF LIABILITY - Pi Graphix will not be responsible to Merchant or any third parties, under any circumstances for indirect, incidental, consequential, special, punitive or exemplary damage or losses which Merchant may incur in connection with the Services or Merchant Listing or otherwise, regardless of the type of claim or the nature of the cause of action, even if Pi Graphix has been advised or is aware of the possibility of such damage or loss. In no event shall Pi Graphix's liability for direct damages by Merchant, for any reason, and upon any cause of action, arising from or relating to this Agreement, or the subject matter hereof exceed the license fees paid to Pi Graphix by Merchant hereunder.

CONFIDENTIALITY - Pi Graphix covenants and agrees that it will not disclose the identities or addresses of persons who register with the Site to any third party. Including, without limitation, any other merchant, except as reasonably necessary to fulfill the terms of this Agreement, or use information regarding or supplied by Merchant, for Pi Graphix's own purposes. Provided, Pi Graphix reserves the right to disclose general information, regarding number of sites and the demographics of users accessing the Site or some portion thereof.

PROPRIETARY RIGHTS; INDEMNIFICATION - Merchant agrees and acknowledges that Pi Graphix and its suppliers own all rights, title and interest in and to the Site, subject only to Merchant's rights in and to the information and content supplied by Merchant hereunder. Merchant agrees to defend, and indemnify and hold harmless Pi Graphix and its owners, proprietors, officers, shareholders, directors, employees, affiliates and subsidiaries from and against any and all claims, proceedings, damages, injuries, liability, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or relating to any acts by Merchant, undertaken in connection with the Site. Including, without limitation, those arising out of or related to a breach of any Merchant warranty, any Merchant Listing, or information or content which Merchant supplies to Pi Graphix hereunder.

PROPRIETARY RIGHTS; NO GRANT OF RIGHTS - Nothing in this Agreement shall be construed to convey to Merchant any interest whatsoever in the Site including, without limitation, any HTML, QuicktimeVR or JAVA, etc. programs developed hereunder.

PROPRIETARY RIGHTS; GENERAL - Merchant represents and warrants to Pi Graphix that Merchant owns or otherwise has the right to convey to Pi Graphix all information and content provided to Pi Graphix and that such information and content does not infringe on the rights of any third party. Merchant represents and warrants that it has obtained, and currently holds, any and all grants of rights from third parties which may be required to display text, graphics or other materials in a Merchant Listing as specified by Merchant. Merchant represents and warrants that it has set forth or described in the Participation Agreement, any and all requirements of Merchant's suppliers, if any, with respect to content and form of materials to be used in any Merchant Listing including, without limitation, any requirements with respect to intellectual property rights and/or notices. Pi Graphix reserves the right not to exhibit on the Site any image or Merchant has provided text for which Pi Graphix, in its sole discretion determines is inappropriate or lacks adequate information.

TERMINATION - Notwithstanding anything to the contrary herein, Pi Graphix, or the merchant may terminate this Agreement only when a breach of the contract has been committed by the terminated party. In this event the termination shall become effective immediately. In the event Pi Graphix breaches the terms of the contract leading to termination prior to the expiration of the contract term, then all information relating to merchant's clients, client programs and product/services are to remain in strict confidence. There is to be no direct, or indirect, communication with the merchant's clients for a period of twelve (12) months after the termination effective date.

                                  MISCELLANEOUS

NOTICES - Any notice or other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be deemed to have been duly served given or delivered, upon personal delivery upon deposit (within the Continental United States) in the United States Mail, with proper postage or other prepaid and addressed to the party to be notified as per the attached Participation Agreement or such other address or addresses of which either party may notify the other party in writing in the manner prescribed herein.

SUCCESSORS AND ASSIGNS - Subject to the foregoing restrictions, this Agreement shall inure to the benefit of this Pi Graphix and is not assignable by Merchant and shall bind the heirs, executors, personal representatives, successors and assigns of the respective parties hereto.

SEVERABILITY - The Provisions of this Agreement are intended to be severable. If any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

GOVERNING LAW - This Agreement shall be governed by the laws of the State of California and any questions arising hereunder shall be construed or determined according to such law. Headings at the beginning of each numbered paragraph of the Agreement are solely for the convenience of the parties and are not a part of this Agreement.

                                Corporate Office
                 517 Boccaccio Ave. - Venice - California 90291
310 301-6733 - fax 310 301-6730 - e-mail sales@pigraphix.com - www.pigraphix.com

ATTORNEY'S FEES - If any party should bring legal action to construe or enforce any of the terms or conditions of this agreement, the prevailing party in that action shall be entitled to recover reasonable attorneys' fees from the non-prevailing party, together with all costs, expenses and reasonable attorneys' fees incurred in enforcing any judgment entered therein or in an appeal therefrom.

SEPARATE COUNSEL - Each party hereto acknowledges that he has been offered the opportunity to have this Agreement reviewed by such parties independent counsel and, by such party's signature to this agreement, covenants and warrants that each has either: (a) Had separate and independent counsel review this Agreement, and such party so fully understands and is satisfied with the Agreement; or (b) Has knowingly waived its right to have separate and independent representation and counsel and such party fully understands and agrees to be bound by the Agreement.

ENTIRE AGREEMENT - This Agreement contains the entire agreement of the parties with respect to the matters covered herein, and no other agreement, statement, or promise made by any party which is not contained herein shall be binding or valid. This Agreement may be modified or amended only by written instrument duly executed by all parties hereto.

COUNTERPARTS - This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.

Pi Graphix                             Merchant

LEW Sept. 22/98                        JF 9/24/98
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(Initial & date)                       (Initial & date)



                                Corporate Office
                 517 Boccaccio Ave. - Venice - California 90291
310 301-6733 - fax 310 301-6730 - e-mail sales@pigraphix.com - www.pigraphix.com